Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_____________________________

THE HERTZ CORPORATION(1)

(Exact name of obligor as specified in its charter)

Delaware	13-1938568
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

225 Brae Boulevard

Park Ridge, NewJersey 07656

(Address of principal executive offices)

_____________________________

 8.875% Senior Notes due 2014

 7.875% Senior Notes due 2014

10.5% Senior Subordinated Notes due 2016

(Title of the indenture securities)

(1) See Table 1 — List of additional obligors

Table 1

	Guarantor	State of Incorporation	Federal EIN
1.	Brae Holding Corp.	Delaware	80-0033698
2.	Hertz Claim Management Corporation	Delaware	13-3005373
3.	Hertz Equipment Rental Corporation	Delaware	13-6174127
4.	Hertz Global Services Corporation	Delaware	22-3741182
5.	Hertz Local Edition Corp.	Delaware	13-3053797
6.	Hertz System, Inc.	Delaware	36-2025222
7.	Hertz Technologies, Inc.	Delaware	22-3108869
8.	Hertz Transporting, Inc.	Delaware	13-3215204
9.	HCM Marketing Corporation	Delaware	22-3129937
10.	Hertz Local Edition Transporting, Inc.	Delaware	22-3376683
11.	Smartz Vehicle Rental Corporation	Delaware	n/a

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

                                                Comptroller of the Currency

                                                Treasury Department

                                                Washington, D.C.

                                                Federal Deposit Insurance Corporation

                                                Washington, D.C.

                                                Federal Reserve Bank of San Francisco

                                                San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

                                                The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

                                                                None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16.  List of Exhibits.               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                                                See Exhibit 2

Exhibit 4.                                                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                                Not applicable.

Exhibit 6.                                                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                                Not applicable.

Exhibit 9.                                                Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 21st day of August 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

August 21, 2006

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,979
Interest-bearing balances	1,191
Securities:
Held-to-maturity securities	0
Available-for-sale securities	66,952
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	3,086
Securities purchased under agreements to resell	1,172
Loans and lease financing receivables:
Loans and leases held for sale	37,950
Loans and leases, net of unearned income	238,918
LESS: Allowance for loan and lease losses	2,248
Loans and leases, net of unearned income and allowance	236,670
Trading Assets	5,267
Premises and fixed assets (including capitalized leases)	3,910
Other real estate owned	443
Investments in unconsolidated subsidiaries and associated companies	346
Intangible assets
Goodwill	8,800
Other intangible assets	16,333
Other assets	19,760

Total assets	$415,859

LIABILITIES
Deposits:
In domestic offices	$298,672
Noninterest-bearing	80,549
Interest-bearing	218,123
In foreign offices, Edge and Agreement subsidiaries, and IBFs	30,514
Noninterest-bearing	4
Interest-bearing	30,510
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,648
Securities sold under agreements to repurchase	6,066

Dollar Amounts
In Millions
Trading liabilities	4,376
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,184
Subordinated notes and debentures	9,596
Other liabilities	21,394

Total liabilities	$378,450

Minority interest in consolidated subsidiaries	56

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,711
Retained earnings	12,231
Accumulated other comprehensive income	-109
Other equity capital components	0

Total equity capital	37,353

Total liabilities, minority interest, and equity capital	$415,859

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf                                                          Directors

Avid Modjtabai